 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-179119) and Form S-8 (Nos. 333-61916, 333-61672, 333-17011, 333-16635, 033-60607, 333-119887, 333-119590,  333-185556, 333-192994, and 333-196866) of Community Bank System, Inc. of our report dated February 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Buffalo, New York
February 29, 2016

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